

2020 ANNUAL REPORT

First Choice Bancorp

First Choice Bank

First in Speed | Service | Solutions

LETTER from the Chairman and President

Dear Valued Shareholders, Customers and Staff:

We are very pleased to report our 2018 financial results, which reflect the increasing strength of the franchise we are building. For the full year, we generated more than $15 million in net income – a record high for the Company – while generating significant improvement in our level of returns. Our strong financial performance is a testament to the hard work of the entire First Choice Bank team to provide a superior banking experience to our customers and continue to effectively communicate our value proposition to win new business among our target small- and medium-size commercial clients.

2018 was a year filled with significant milestones for the Company, most notably the completion of our merger with Pacific Commerce Bank. This acquisition has expanded our presence in Los Angeles and extended our footprint down to the Mexican border, which has increased our ability to serve communities in Southern California and continue growing our customer base. The integration of the two companies has gone very smoothly, enabling us to capture the projected synergies from this combination and deliver improved service to our customers through our larger branch network and broader set of products and services. During 2018, we also listed on the Nasdaq stock exchange (and rang the closing bell!) and had our stock added to the Russell Indexes. Collectively, we believe these important milestones have strengthened and added value to our franchise.

Looking ahead, we believe we are well-positioned to capitalize on our larger presence in Southern California, generate solid balance sheet growth, and drive further increases in our level of profitability. We have built a strong foundation for our franchise that we believe will result in sustainable growth in the years ahead. We would like to thank our shareholders for their continued support, our employees for their commitment to providing exceptional service, and our customers for the privilege of serving their financial needs. **While 2018 was a record year for the Company, we truly believe that our best days are still ahead.**

Respectfully,

Peter Hui
Chairman

Robert M. Franko
President/CEO

BOARD OF DIRECTORS



Peter Hui
Chairman



Phillip Thong
Vice Chairman



Robert M. Franko
Director
President/CEO



Roshan Bhakta
Director



James Gray
Director



Thomas Iino
Director



Fred Jensen
Director



Luis Maizel
Director



Pravin Pranav
Director



Maria Salinas
Director

Not Pictured: Max Freifeld, Director

FIRST CHOICE BANK EXECUTIVE MANAGEMENT



Robert M. Franko
Director
President/CEO



Lynn Hopkins
EVP/Chief Financial Officer



Yolanda S. Su
EVP/Chief Operations Administrator



Gene May
EVP/Chief Credit Officer



Khoi Dang
EVP/General Counsel

Company PROFILE

First Choice Bancorp (Nasdaq: FCBP), headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. The Bank conducts business through 9 full service branches and 2 lending offices located in Los Angeles, Orange and San Diego Counties, and is a Preferred Small Business Administration (SBA) Lender.

Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients' expectations through our efficiency, personalized services and innovative financial solutions and professionalism and are committed to being "First in Speed, Service, and Solutions."


Angeles
National Forest
Hesperia
San Bernardino
Riverside
Long Beach
Irvine
Temecula
Catalina Island
Essential
Fish Habitat...
Carlsbad
San Diego
Chula Vista
Tijuana

LOCATIONS


2018

at a Glance

COMMUNITY ACTIVITIES

LA SAVES

First Choice Bank is proud of its longstanding collaboration with Los Angeles Saves, an organization focused on making savings a priority for everyone. FCB volunteers participated in several LA Saves events throughout 2018, all of which were designed to motivate and encourage low-to-moderate income individuals and families in our local communities to save money, reduce debt and build wealth over time. Here at the Bank, we are dedicated to working with our clients to help them achieve their financial goals, and the LA Saves events are a great way to encourage success for everyone.


LOS ANGELES
AMERICA
Saves


Set a Goal.
Make a Plan.
Save Automatically.

FIRST CHOICE BANK'S 8TH ANNUAL CHARITY GOLF TOURNAMENT

First Choice Bank's 8th Annual Charity Golf Tournament took place on October 25, 2018, and it was the most successful one yet! A record-high $111,600 was donated to 18 local charities, with $55,800 given by the Bank and an additional $55,800 matched by the Much is Given Foundation. The event also spotlighted the Bank's "Citizen of the Year" for 2018, Mickey Segal, whose philanthropic activities have helped to raise tens of millions of dollars for countless individuals in need. We also honored the late Uka Solanki, First Choice Director who passed away unexpectedly in September, with the FCB Inspiration Award, recognizing the great humanitarian efforts he made during his lifetime. Each year, the success of this event is dependent on the generosity of the sponsors and participants. We are very grateful for all who contributed and look forward to another successful event this year.

COMMUNITY SERVICE:

Volunteer Hours:
847

Donations:
$95,200

CRA Investments:
$7.2 million

Community Development Loans:
$65.1 million

FINANCIAL LITERACY WITH FIRST CHOICE BANK AND JUNIOR ACHIEVEMENT

As part of its ongoing partnership with Junior Achievement® of Southern California, First Choice Bank participated in two financial literacy events over the last year at the JA Finance Park in San Diego. The first included students from Holly Drive Leadership Academy learning a multitude of money management skills. Bank employees helped the students create a monthly budget, including typical housing, food and insurance expenses, and answered questions the students had about basic money matters, such as paying bills. At the second event, FCB employees volunteered at JA BizTown. The day's activities, which included fifth-grade students from Lemon Crest Elementary visiting a simulated town to operate banks, manage restaurants, write checks and vote for mayor, were a real-world introduction for the kids to discover the connection between spending and having money in a bank. Our FCB volunteers were inspired over and over again by the students' drive to learn about managing money and were happy to be a part of creating a strong financial foundation for these young people.

Junior Achievement®







JA BizTown


The McGrath Family
JA BizTown
Citizen Pledge



FCB PARTNERS WITH THE ABC EDUCATION FOUNDATION

First Choice Bank was honored to be recognized for its recent contributions to the ABC Education Foundation (ABCEF). The organization provides financial support for the schools within the ABC Unified School District in order to maintain consistently high-quality educational opportunities. As part of its ongoing partnership with ABCEF, the Bank donated funds that were used to help support 23 programs at 15 schools during the 2018-2019 school year. We are pleased to be part of making a positive difference in the lives of so many children.

ABC Unified School District Education Foundation



CLIENT Spotlights



PINN INVESTMENTS

Based in Newport Beach, PINN Investments is a private real estate firm focused on hotel development, investment and management in gateway cities and destination markets throughout California. The team at PINN Investments executes the full spectrum of real estate capabilities, from acquisitions, project entitlements and development, all the way through asset management and dispositions. The firm believes that smart leadership in a collaborative and supportive environment is crucial to its success.

As part of its long-standing relationship with the company, First Choice Bank has become an extension of the team, assisting in working toward the same goal of continuing success.

PINN INVESTMENTS

THE BOXING CLUB



The Boxing Club (TBC) was created with a belief that fight arts – Boxing, Muay Thai, Jiu Jitsu, MMA, High Intensity Interval Training-based fitness and more – can be an effective and fun platform for overall fitness and health. The positive and welcoming culture and community within the club is what makes TBC special and sets it apart from traditional gyms. After the success of its first location in UTC/La Jolla, TBC was looking to expand its business to a second location in the East Village area of San Diego. As a small up-and-coming company, TBC found it challenging to find a bank that believed in its vision. First Choice Bank followed its commitment of being First in Service to make The Boxing Club's goal of expansion a reality.

THE BOXING CLUB TBC SAN DIEGO, CA SPORT & FITNESS


TBC

ALDERLAW

AlderLaw has just one goal – to obtain the best results for its clients. Since the firm began in 2000, it has done just that, successfully recovering over $1 billion for clients while growing the company from a solo practice to a firm of over 15 attorneys. Founder Michael Alder and his staff manage each case with a team approach, ensuring every client receives the attention he or she deserves. Knowing that First Choice Bank has a similar collaborative process with its clients, finding just the right solution for each customer every time, is the reason why AlderLaw chooses FCB for all of its banking needs.



ALDER
| LAW |

LANTZMAN LENDING

With more than 50 years of combined experience, the officers of Lantzman Lending have organized operations around sound business practices, integrity, efficiency, and practical approaches to real estate lending. The firm prides itself in being able to provide financing to a wide variety of real estate investors by creatively tailoring loan programs around the needs of a particular borrower, with the flexibility to accommodate most scenarios with the intent of ensuring the success of the borrower. The company made the switch from a major, national bank to First Choice Bank because of the availability of better, more competitive products that suit Lantzman's business needs, as well as a level of customer service and attentiveness that exceeded expectations.

Lantzman Lending
FINANCING YOUR SUCCESS

HERITAGE GLOBAL PARTNERS


HERITAGE
GLOBAL PARTNERS
ASSET ADVISORY & AUCTION SERVICES

Since 1937, Heritage Global Partners has been a leading, full service, global auction and asset advisory firm. Their managing partners, Ross and Kirk Dove, bring over a half century of worldwide experience and expertise in virtually every industrial sector and geography. Together, they have conducted over 4,000 industrial auctions, spanning 30 countries. They chose First Choice Bank for its broad array of Treasury Management Services and competitive cost structure. "FCB has all the products and horsepower of a large commercial bank but delivers service how banks used to by being very quick and responsive. Their mantra of being First in Speed, Service and Solutions shines through."







Stetson Powell Orthopedics and Sports Medicine provides a wide assortment of innovative treatment options for sports-related injuries and orthopedic disorders. The company's long history of excellence and innovation in orthopedic treatments benefit patients from all backgrounds, including recreational and elite athletes. Located in Santa Monica and Burbank, the doctors are active members of numerous professional organizations and share a common commitment to the quality of life for all of their patients. Stetson Powell turns to First Choice Bank for its financial needs because FCB makes business banking easy, giving the doctors more time to focus on their patients.



STETSON POWELL ORTHOPEDICS AND SPORTS MEDICINE

ALPS GROUP OF HOTELS

ALPS GROUP OF HOTELS
Investors Developers Management

The Alps Group of Hotels is a hospitality development and management company based in San Diego, California. The firm was established in 1999 with its first venture in Solana Beach, California. Ever since then, the company has been growing and thriving in the Southern California market. "The hotel industry is about making the visitor experience superb. We expect the same from our banker. First Choice Bank is able to provide a better banking experience than the big banks."



SPECTRUM PROPERTY MANAGEMENT

Spectrum Property Management is the largest privately owned commercial property management firm in San Diego, providing a full range of management services to private equity owners and associations throughout Southern California. Since the firm's inception in 1988, Spectrum has enhanced the value of an expansive portfolio of properties, consistently meeting or exceeding client goals and maintaining a strong rapport with industry vendors, brokers and associates. The company chose First Choice Bank as its business partner because the Bank has the sophisticated level of technology Spectrum needs to instantly open new accounts for its clients and access data immediately.

SPECTRUM
PROPERTY MANAGEMENT









HP INVESTORS

HP Investors is a real estate investment firm focusing on the acquisition, development, and management of commercial properties in high barrier-to-entry markets on the West Coast of the United States. The firm leverages its strength in quantitative analysis, identifying current industry and market trends, to structure and create investment opportunities. Time is of the essence with many deals, and slow lending is a frustration in the real estate industry. HP Investors partners with First Choice Bank to allow creative solutions with fast transactions.





2018 BY THE NUMBERS

SOLID LOAN YIELDS & NET INTEREST MARGIN



Average Loan Yield
Net Interest Margin
Cost of Deposits
7%
6%
5%
4%
3%
2%
1%
0%
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19

STRONG CAPITAL POSITION

(Bank only)

	12/31/18	3/31/19	Well-Capitalized Regulatory Requirement
Tier 1 Leverage Ratio	12.03%	12.73%	5.00%
Tier 1 Risk-Based Capital Ratio	13.26%	13.51%	8.00%
Total Risk-Based Capital Ratio	14.18%	14.45%	10.00%

YEAR-OVER-YEAR FINANCIAL DATA

($ in millions)



Organic
Acquisitions (PCB)
$904
$1,623
$536
$1,087
$1,650
12/31 2017
12/31 2018
3/31 2019
TOTAL ASSETS
$752
$1,279
$400
$879
$1,292
12/31 2017
12/31 2018
3/31 2019
TOTAL LOANS
$773
$1,252
$475
$777
$1,215
12/31 2017
12/31 2018
3/31 2019
TOTAL DEPOSITS
$106
$248
$133
$115
$248
12/31 2017
12/31 2018
3/31 2019
TOTAL EQUITY

First Choice Bancorp and Subsidiary **Consolidated Balance Sheets** (in thousands, except share data)	Year ended December 31, 2018	 2017
ASSETS		
Cash and due from banks	$17,874	$5,405
Interest-bearing deposits at other banks	176,502	97,727
Federal funds sold	3,000	—
Total cash and cash equivalents	197,376	103,132
Securities available-for-sale, at fair value	29,543	32,460
Securities held-to-maturity, at cost	5,322	5,300
Equity securities, at fair value	2,538	2,542
Restricted stock investments, at cost	12,855	3,640
Loans held for sale, at lower of cost or fair value	28,022	10,599
Loans held for investment	1,250,981	741,713
Allowance for loan losses	(11,056)	(10,497)
Loans held for investment, net	1,239,925	731,216
Accrued interest receivable	5,069	3,108
Premises and equipment	1,973	1,035
Servicing asset	3,186	2,618
Deferred taxes, net	8,666	4,495
Goodwill	73,425	—
Core deposit intangible	6,576	—
Other assets	8,025	3,650
Total assets	**$1,622,501**	**$903,795**
LIABILITIES AND SHAREHOLDERS' EQUITY		
Deposits		
Noninterest-bearing demand	$546,713	$235,584
Money market, interest checking and savings	465,123	372,699
Time deposits	240,503	164,396
Total deposits	1,252,339	772,679
Short-term borrowings	104,998	20,000
Senior secured notes	8,450	350
Accrued interest payable and other liabilities	8,645	5,072
Total liabilities	**1,374,432**	**798,101**
Shareholders' equity:		
Preferred stock 100,000,000 shares authorized, none outstanding	—	—
Common stock no par value; 100,000,000 shares authorized; issued and outstanding: 11,726,074 at December 31, 2018 and 7,260,119 at December 31, 2017	217,514	87,837
Additional paid-in capital	7,269	1,940
Retained earnings	23,985	16,459
Accumulated other comprehensive loss - net	(699)	(542)
Total shareholders' equity	**248,069**	**105,694**
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	**$1,622,501**	**$903,795**

First Choice Bancorp and Subsidiary **Consolidated Statements of Income** (in thousands, except share data)	Year ended December 31, 2018	 2017
INTEREST INCOME		
Interest and fees on loans	$61,075	$38,624
Interest on investment securities	922	959
Interest on deposits in other financial institutions	1,872	970
Dividends on restricted stock investments	508	266
Total interest income	64,377	40,819
INTEREST EXPENSE		
Interest on savings, interest checking and money market accounts	4,364	3,911
Interest on time deposits	3,686	1,890
Interest on borrowings	660	240
Total interest expense	8,710	6,041
Net interest income	55,667	34,778
Provision for loan losses	1,520	642
Net interest income after provision for loan losses	54,147	34,136
NONINTEREST INCOME		
Gain on sale of loans	1,505	3,596
Service charges and fees on deposit accounts	1,241	329
Net servicing fees	509	701
Other income	355	435
Total noninterest income	3,610	5,061
NONINTEREST EXPENSE		
Salaries and employee benefits	18,077	14,560
Occupancy expenses	3,049	2,084
Data processing	2,293	1,491
Professional fees	1,598	972
Office, postage and telecommunications	938	720
Deposit insurance and regulatory assessments	460	467
Loan related	483	345
Customer service related	865	618
Merger, integration and public company registration costs	5,385	—
Amortization of core deposit intangible	332	—
Other expenses	2,712	2,497
Total noninterest expense	36,192	23,754
Income before taxes	21,565	15,443
Income taxes	6,435	8,089
NET INCOME	**$15,130**	**$7,354**
Net income per share:		
Basic	$1.66	$1.02
Diluted	$1.64	$1.02
Weighted-average common shares outstanding		
Basic	9,015,203	7,102,683
Diluted	9,143,242	7,138,404


First Choice Bancorp
First Choice Bank
First in Speed | Service | Solutions
www.FirstChoiceBankCA.com
1.877.256.9809
Member FDIC
EQUAL HOUSING LENDER